As filed with the Securities and Exchange Commission on March 8, 2007	Registration No. 333-97395

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRIMEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	13-364753
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

745 Fifth Avenue

New York, New York 10151

(Address of principal executive offices, including zip code)

PRIMEDIA THRIFT & RETIREMENT PLAN

(Full title of the plan)

Jason Thaler, Esq.

PRIMEDIA Inc.

745 Fifth Avenue

New York, New York 10151

(212) 745-0100

(Name, address and telephone number of agent for service)

DEREGISTRATION

PRIMEDIA Inc. (the “Registrant) is filling this post-effective amendment to deregister certain of the securities originally registered pursuant to the Registration Statement on Form S-8 (File No. 333-97395), filed with the Securities and Exchange Commission on July 31, 2002 (the “registration Statement”) with respect to shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), thereby registering for issuance under the Registrant’s Thrift & Retirement Plan (the “Plan”) an aggregate of 5,000,000 shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, the Registration Statement was also deemed to register an indeterminate number of interests in the Plan (“Interests”). Of the aggregate shares registered under the Registration Statement, 791,282 shares have been sold and 4,208,718 shares remain unsold.

The Plan has been amended such that Common Stock is no longer an investment option available to the Plan’s participants. Although the Plan continues in force, there will be no new purchases of Common Stock under the Plan. Accordingly, the Registrant has no obligations to maintain effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filling this Post-Effective Amendment to the Registration Statement to deregister, as of the date hereof, all Common Stock and Interests registered pursuant to the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that if meets all of the requirements for filling Form S-8 and ahs duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of February, 2007.

PRIMEDIA INC.

By:	/s/ JASON THALER
Jason Thaler,
Senior Vice President, General Counsel

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity

	Chairman, Chief Executive Officer and President	February 8, 2007
/s/ DEAN B. NELSON
(Dean B. Nelson)

/s/ BEVERLY C. CHELL	Director	February 8, 2007
(Beverly C. Chell)

/s/ DANIEL T. CIPORIN	Director	February 8, 2007
(Daniel T. Ciporin)

/s/ MEYER FELDBERG	Director	February 8, 2007
(Meyer Feldberg)

	Director	February 8, 2007
(Perry Golkin)

/s/ H. JOHN GREENIAUS	Director	February 8, 2007
(H. John Greeniaus)

/s/ KEVIN J. SMITH	Director	February 8, 2007
(Kevin J. Smith)

/s/ THOMAS C. UGER	Director	February 8, 2007
(Thomas C. Uger)

Signature	Capacity

	Senior Vice President and Chief Financial Officer	February 8, 2007
/s/ KEVIN J. NEARY
(Kevin J. Neary)

	Senior Vice President, Chief Accounting Officer and Controller	February 8, 2007
/s/ ROBERT J. SFORZO
(Robert J. Sforzo)

Pursuant to the requirements of the Securities Act, the administrator of the PRIMEDIA Thrift and Retirement Plan has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, State of New York, on this 8th day of February, 2007.

PRIMEDIA Thrift & Retirement Plan

By:	/s/ MICHAELANNE C. DISCEPOLO
Michaelanne C. Discepolo
Member of the PRIMEDIA Retirement Committee

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